EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned hereby severally constitute and appoint each of Jeffrey Riley and C. Evan Ballantyne, with full power to each of them to act alone, as our true and lawful attorney and agent, with full power of substitution and resubstitution to each of said attorneys to each to sign for us, and in our names in the capacities indicated below, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Jeffrey Riley	Chief Executive Officer,	October 22, 2013
Jeffrey Riley	President and Director
(Principal Executive Officer)

/s/ Jeffrey J. Kraws	Chairman	October 22, 2013
Jeffrey J. Kraws

/s/ Steve H. Kanzer	Director	October 22, 2013
Steve H. Kanzer

/s/ Scott L. Tarriff	Director	October 22, 2013
Scott L. Tarriff

/s/ Jeffrey Wolf	Director	October 22, 2013
Jeffrey Wolf